UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
(Amendment No. )

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Evergy, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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One Kansas City Place
1200 Main Street
Kansas City, Missouri 64105

ADDITIONAL INFORMATION REGARDING THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON TUESDAY, MAY 5, 2020

The following Notice of Change of Location relates to the proxy statement of Evergy, Inc. (the “Company”), dated March 20, 2020, furnished to shareholders of the Company in connection with the solicitation of proxies by the Board of Directors of the Company for use at the 2020 Annual Meeting of Shareholders (the “Annual Meeting”) to be held on Tuesday, May 5, 2020. This supplement is being filed with the Securities and Exchange Commission and is being made available to shareholders on or about April 6, 2020.

THE NOTICE SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

NOTICE OF CHANGE OF LOCATION
OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 5, 2020

To the Shareholders of Evergy, Inc.:

The Annual Meeting will be held on Tuesday, May 5, 2020 at 10:00 a.m., Central Time. Due to the public health impact of the coronavirus outbreak (COVID-19) and to support the health and well-being of our shareholders and the communities we serve, NOTICE IS HEREBY GIVEN that the location of the Annual Meeting of Shareholders of Evergy, Inc. (the “Annual Meeting”) has been changed, and that the Annual Meeting will now be held in a virtual meeting format only. You will not be able to attend the Annual Meeting physically or in-person.

As described in the proxy materials for the Annual Meeting previously distributed, you are entitled to participate in the Annual Meeting if you were a shareholder as of the close of business on February 25, 2020, the record date, or hold a legal proxy for the Annual Meeting provided by your bank, broker, or nominee.

The Annual Meeting will be held online at www.virtualshareholdermeeting.com/EVRG2020. To attend the Annual Meeting, you must enter the 16-digit control number found on your proxy card, voting instruction form or notice you previously received. You may submit questions and vote during the meeting using the same 16-digit control number and following the instructions at the annual meeting link shown above.

Whether or not you plan to attend the Annual Meeting, we urge you to vote and submit your proxy in advance of the meeting by one of the methods described in the proxy materials. The proxy card that was included with the proxy materials will not be updated to reflect the change in location and may continue to be used to vote your shares in connection with the Annual Meeting.
By Order of the Board of Directors,

Heather A. Humphrey
Senior Vice President, General Counsel and Corporate Secretary

April 6, 2020

The Annual Meeting will be held at www.virtualshareholdermeeting.com/EVRG2020 on May 5, 2020 at 10:00 a.m. Central Time. To attend, enter the control number found on your proxy card, voting instruction form or notice you previously received. The proxy statement and annual report are available on our Investor Relations website at www.evergyinc.com. You may also access our proxy materials at https://materials.proxyvote.com/30034W.